Exhibit 32.2

CFO CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Emclaire Financial Corp (the Corporation) on Form 10-K for the year ended December 31, 2018 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Amanda L. Engles, Chief Financial Officer of the Corporation, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the consolidated financial condition and result of operations of the Corporation.

/s/ Amanda L. Engles

Amanda L. Engles
Chief Financial Officer
March 22, 2019

K-36